Exhibit 99.1

Primis Financial Corp. Reports Basic and Diluted Earnings per Share from Continuing Operations for the Third Quarter of 2022

Adoption of Stock Repurchase Program

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., Oct. 27, 2022 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today reported net income from continuing operations of $5.1 million for the quarter ended September 30, 2022, compared to $5.0 million for the quarter ended June 30, 2022 and $6.2 million for the quarter ended September 30, 2021. Earnings per share ("EPS") from continuing operations for the three months ended September 30, 2022 were $0.21 on a basic and $0.20 on diluted basis, compared to $0.20 on a basic and diluted basis for the three months ended June 30, 2022.

Net income from continuing operations adjusted for nonrecurring income and expenses(1) was $5.3 million for the three months ended September 30, 2022 versus $6.0 million for the three months ended June 30, 2022. Operating earnings per share from continuing operations(1) adjusted for branch closure expenses were $0.22 on a basic and $0.21 on a diluted basis for the three months ended September 30, 2022, compared to $0.25 on a basic and $0.24 on a diluted basis for the three months ended June 30, 2022.

Net income from continuing operations for the nine months ended September 30, 2022 was $14.7 million, compared to $23.4 million for the nine months ended September 30, 2021. Earnings per share from continuing operations for the nine months ended September 30, 2022 were $0.60 on a basic and $0.59 on a diluted basis, compared to $0.96 basic and $0.95 diluted for the nine months ended September 30, 2021.

Financial Highlights for the Period Ended September 30, 2022
  Pre-tax pre-provision return on average assets from continuing operations(1) was 1.16% for the three months ended September 30, 2022, versus 0.83% for the three months ended June 30, 2022.
  Pre-tax pre-provision operating return on average assets from continuing operations(1) was 1.20% for the three months ended September 30, 2022, up from 1.00% for the three months ended June 30, 2022. Excluding the loss in the mortgage group related to acquiring two substantial teams, this ratio would have been 1.30% for the third quarter, representing a material increase in core profitability.
  Total deposits grew an annualized 3.8% compared to the linked-quarter illustrating successful strategies that can outrun the industry's tightening liquidity position.
  Deposit mix continued to improve with non-interest bearing checking deposits of $687.3 million, representing 25.4% of total deposits at September 30, 2022, compared to 19.1% at September 30, 2021.
  Total revenue of $33.0 million in the current quarter of 2022, up 29.4% from the same period in 2021.
  Tangible common equity to tangible assets and leverage ratio of 8.73% and 9.96%, respectively, are 114 basis points and 15 basis points higher than peers(2), respectively, at September 30, 2022.
  Loans held for investment grew at an annualized rate of 22.6% for the nine months of 2022 or 27.5% net of a decline in Paycheck Protection Program ("PPP") loan balances.  Loans held for investment grew at an annualized rate of 18.0% compared to the linked-quarter net of a decline in PPP balances.
  Net interest margin of 3.57% in the third quarter of 2022 was up substantially from 2.87% in the same period last year and up 24 basis points from 3.33% in the second quarter of 2022.
  Margin improvements driven by industry low deposit beta of 4% through the cycle.
  Positive move in loan yields to 4.51%, excluding PPP, in the third quarter of 2022, compared to 4.35% in the same quarter of 2021.
  Allowance for credit losses to total loans was 1.17% at September 30, 2022, compared to 1.15% at June 30, 2022.  Allowance for credit losses to total loans (excluding PPP balances and loans held for sale) was 1.17% at September 30, 2022, compared to 1.16% at June 30, 2022.
Operating Performance

The Company reported strong earning asset growth rates and a robust net interest margin for the third quarter of 2022. Speaking about the Company's performance, Mr. Zember, President and CEO of the Company, said, "We made significant headway on several strategies this quarter that is very encouraging. First, our margin benefitted from an industry low deposit beta and a nice move in earning asset yields. Secondly, we capitalized on the chaos in the national mortgage scene and recruited two teams with annual production of approximately $700 million. And lastly, we introduced the digital bank into our existing markets, combining it with our unique V1BE delivery service and an interchange cash back feature that averages about 5% of the account balance. The functionality and innovative features position us very favorably in the industry where liquidity is becoming a real limiter in growth and profitability."

The Company's operating return on average assets from continuing operations(1) for the quarter was 0.64%, compared to 0.72% for the same period in 2021. Mr. Zember commented on the Company's progress with operating ratios and said, "I believe our pathway to higher operating returns is right around the corner. Our mortgage results center on signing bonuses for two substantial teams. I know the payback is very fast on these investments, and we will combine that with full run rates on staff reductions and restructures, branch closings, renegotiation of our core system contract and more normal levels of fraud expenses. With our trends and momentum on revenue, these expense containment strategies will produce the higher returns that we expect in the coming quarters."

Net Interest Income

Net interest income increased 18.3% to $27.5 million for the three months ended September 30, 2022 from $23.2 million for the three months ended September 30, 2021. The Company's reported net interest margin for the third quarter of 2022 was 3.57%, compared to 2.87% in the third quarter of 2021. Net interest income, excluding the effect of PPP fees, was $27.4 million in the third quarter of 2022, compared to $20.0 million in the third quarter of 2021, an increase of $7.4 million, or 36.7%. Also excluding the effects of PPP, the Company's net interest margin expanded to 3.58% in the third quarter of 2022, compared to 2.66% in the same quarter of 2021.

The Company's loan growth over the past several quarters and the improved asset mix has been the driver of positive movements in both margins and net interest income. Loans held for investment represented 87.5% of total average interest earning assets in the third quarter of 2022, compared to 71.4% in the same quarter of 2021. Yield on loans for the third quarter of 2022 was 4.50%, compared to 4.53% in the third quarter of 2021. Loan yields in the third quarter, excluding the effect of PPP, were 4.51%, up 16 basis points from 4.35% in the same quarter of 2021.

Total cost of funds in the third quarter of 2022 was 0.71%, up from 0.60% in the same quarter of 2021. Total demand deposits and total non-time deposits at the end of the third quarter of 2022 were 25.4% and 86.6%, respectively, compared 19.1% and 86.6%, respectively, in the third quarter of 2021.

Non-interest Income

During the three months ended September 30, 2022, Primis had non-interest income of $5.6 million, compared to $2.6 million for the three months ended June 30, 2022, with a large driver of the increase due to revenues from Primis Mortgage. The Company closed $63.0 million in loans in the quarter with gain on sale revenue of $2.2 million versus $0.6 in the second quarter which included only one month of mortgage operations.

Non-interest Expense

Non-interest expense was $23.8 million for the third quarter of 2022, compared to $20.4 million in the second quarter of 2022 and $16.6 million for the third quarter of 2021. The non-interest expense adjusted for branch closure costs and unfunded commitment reserve impacts were $23.1 million for the third quarter of 2022, $19.3 million for the second quarter of 2022 and $17.0 million for third quarter of 2021. A significant driver of the increased non-interest expenses were $2.4 million of higher expenses related to Primis Mortgage versus the second quarter of 2022. Other notable drivers of the increase include reduction in deferred costs in the quarter due to lower commercial loan volumes, increase in marketing and advertising tied to the digital bank launch and V1BE adoption campaigns, increase in legal fees for initiatives and increase in fraud related expenses.

The Company's operating efficiency ratio from continuing operations(1) in the third quarter of 2022 was 70.9% compared to 70.2% in the second quarter of 2022. The Bank consolidated two branch locations in the third quarter of 2022. Additionally, management successfully renegotiated the Bank's core processing contract in the third quarter and expects savings of approximately $0.5 million quarterly beginning in the fourth quarter of 2022. Combined with operating performance improvements at the Company's lines of business and other efficiency improvements, management believes the operating efficiency ratio should moderate to below 65% by year end.

Loan Portfolio and Asset Quality

Loans held for investment increased to $2.74 billion at September 30, 2022, compared to $2.34 billion at December 31, 2021. Loans held for investment grew at an annualized rate of 22.6% for the nine months of 2022 or 27.5%, net of a decline in PPP balances. The Company believes loan growth will continue at a similar pace for the rest of the year.

Nonperforming assets, excluding portions guaranteed by the SBA, were $37.2 million at September 30, 2022 compared to $19.9 million at June 30, 2022, while loans rated substandard or doubtful increased to $47.3 million in the third quarter of 2022 from $27.1 million at the end of the second quarter of 2022. These increases were driven largely by one relationship that was criticized in the second quarter and was subsequently downgraded further in the third quarter and placed on nonaccrual. The primary businesses in the relationship are multiple assisted living facilities. Recent appraisals have been completed with no impairment required at this time.

The allowance for credit losses was $32.0 million at September 30, 2022, up $1.8 million from $30.2 million at June 30, 2022. The Company recorded a provision for credit losses of $2.9 million compared to $0.4 million in the second quarter of 2022. The increase in provision from the second quarter was due to loan growth in the quarter of approximately $0.8 million, weakness in the economic forecasts used to model expected losses of approximately $1.7 million and a net addition to specific reserves for a nonaccrual loan that required impairment of approximately $0.4 million. As a percentage of loans, excluding PPP balances, the allowance increased marginally to 1.17% at the end of the third quarter of 2022, compared to 1.16% at the end of the second quarter of 2022. The Company recorded $1.1 million in net charge-offs in the third quarter of 2022 compared to net recoveries of $0.4 million in the second quarter of 2022. Net charge-offs in the third quarter were primarily tied to one relationship that was resolved in the quarter and for which specific reserves had been established in previous periods.

Deposits

Total deposits increased to $2.71 billion at September 30, 2022 from $2.68 billion at June 30, 2022 and decreased compared to $2.76 billion at December 31, 2021. Non-interest bearing demand deposits now represent 25.4% of total deposits and time deposits represent only 13.4% of total deposits at September 30, 2022. Non-interest bearing balances increased 5.2% compared to the linked-quarter to $687.3 million. Time deposits increased 10.3% compared to the linked-quarter to $363.0 million as the Bank extended funding maturities in the face of rising rates. While newly launched, the Bank's new digital banking offering is expected to be a key contributor to funding in the near future.

Lines of Business

The table below highlights revenue and expenses directly attributable to the Company's various business lines. Net interest income in the table below also includes an assumed cost of funds given to each business line for illustrative purposes, with offsetting benefit to net interest income included in the bank column. The bank column includes all activities not captured in the business lines, including parent company activities.

(Dollars in thousands)	Bank			Panacea			LPF			Mortgage

Consolidated Statement of Operations (unaudited)	Q3 '22	Q2 '22	Chg	Q3 '22	Q2 '22	Chg	Q3 '22	Q2 '22	Chg	Q3 '22	Q2 '22	Chg
Net Interest Income *	$ 25,284	$ 23,341	8.3%	$ 1,465	$ 905	61.9%	$ 530	$ 294	80.0%	$ 171	$ 65	N/A
Noninterest Income	3,415	2,029	68.3%	2	2	(24.1) %	5	5	0.0%	2,197	593	N/A
Operating Noninterest Expense (excl. res. for unfunded)	18,655	17,774	5.0%	1,242	799	55.4%	70	(37)	N/A	3,175	759	N/A
Pre-Tax Pre-Provision Net Income(1)	10,044	7,596	32.2%	225	108	108.1%	466	337	38.3%	(806)	(102)	N/A

Gross Loans (inc. HFS)	$ 2,406,168	$ 2,386,452	0.8%	$ 201,887	$ 142,670	41.5%	$ 129,031	$ 99,675	29.5%	$ 13,388	$ 16,096	N/A
Total Deposits	2,687,747	2,669,309	0.7%	13,595	10,778	26.1%	6,977	2,717		-	-

* Net interest income assumes business line funding requirements are provided by the Company at its cost of funds plus 100 basis points.

Panacea continues to expand its nationally-recognized brand and now has 14 national and state association partnerships. The division has banking relationships with approximately 2,600 doctor households across all 50 states. Panacea finished the third quarter of 2022 with approximately $201.9 million in outstanding loans, an increase of $59.2 million, or 41.5%, from June 30, 2022. At the end of the third quarter, Panacea's loan portfolio was 50% commercial, 26% consumer and 24% student loan refinance. As highlighted above, Panacea increased its profitability in 3Q22 on a funded basis by 108% from second quarter levels and expects significant continued improvements in the fourth quarter and throughout 2023.

The Company's strategy with Panacea centers heavily on making it a very effective deposit player with its target customers consisting of medical professionals. In 2023, the Company will transition the medical fintech onto its digital platform and offer these professionals a digital deposit opportunity that should be more progressive and effective.

The Life Premium Finance ("LPF") division, launched in late 2021, ended the third quarter of 2022 with outstanding balances, net of deferred fees, of $129.0 million, compared to $99.7 million at the end of the second quarter of 2022. The Life Premium Finance division is already showing a healthy level of profitability (including assumed cost of funds) with a loan portfolio that is predominantly variable rate based (one year renewals) and cash secured.

As previously discussed, the Company took advantage of market disruption to expand Primis Mortgage with high quality producers in order to build production capacity for 2023. As a result, Primis Mortgage reduced return on assets by approximately 7 bps in the third quarter with expectations for meaningful contributions to profitability next year.

Shareholders' Equity

Book value per share as of September 30, 2022 was $15.89, a decrease of $0.28 since June 30, 2022. Tangible book value per share(1) at the end of the third quarter of 2022 was $11.54, a decrease of $0.23 since June 30, 2022. Shareholders' equity was $391.8 million, or 11.7% of total assets, at September 30, 2022. Tangible common equity(1) at September 30, 2022 was $283.7 million, or 8.73% of tangible assets(1). Equity balances decreased from June 30, 2022 to September 30, 2022 because of an additional $9.5 million of unrealized losses on the Company's available-for-sale securities portfolio due to continued increases in market interest rates during the quarter. The Company has the wherewithal to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

Additionally, the Board of Directors announced and declared a dividend of $0.10 per share payable on November 28, 2022 to shareholders of record on November 14, 2022. This is Primis' forty-fourth consecutive quarterly dividend.

Subsequent Event

On October 3, 2022, Infinex Financial Services was acquired by Advisor Group for a mix of cash and contingent consideration. Primis was an investor in Infinex through an investment in a predecessor company. As a result of the acquisition, Primis expects to record a pre-tax gain of $4.1 million in the fourth quarter of 2022.

Adoption of Stock Repurchase Program

On October 27, 2022, the Board of Directors of the Company authorized a stock repurchase program, under which the Company may repurchase up to 739,500 shares of its common stock, or approximately 3% of its outstanding shares, over a one year period. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The stock repurchase program does not obligate the Company to purchase any particular number of shares and there is no guarantee as to the exact number of shares that will be repurchased by the Company. The stock repurchase program may be suspended, modified or terminated by the Company at any time and for any reason, without prior notice.

About Primis Financial Corp.

As of September 30, 2022, Primis had $3.36 billion in total assets, $2.74 billion in total loans and $2.71 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through thirty-two full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	6830 Old Dominion Drive
Phone: (703) 893-7400	McLean, VA 22101

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com
Conference Call

The Company's management will host a conference call to discuss its third quarter results on Friday, October 28, 2022 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/554050747. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income from continuing operations adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings from continuing operations; operating return on average assets from continuing operations; pre-tax pre-provision operating return on average assets from continuing operations; operating return on average equity from continuing operations; operating return on average tangible equity from continuing operations; operating efficiency ratio from continuing operations; operating earnings per share from continuing operations – basic; operating earnings per share from continuing operations – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and net interest margin excluding PPP loans are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

(1)	Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables for more information and for a reconciliation to GAAP.
Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the effects of the ongoing COVID-19 pandemic and related variants on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital bank and V1BE fulfillment service and recent acquisition of SeaTrust Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2021, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 3Q 2022 vs.				For Nine Months Ended:		Variance

Selected Performance Ratios:	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022		3Q 2021		3Q 2022	3Q 2021	YTD
Return on average assets from continuing operations	0.61%	0.63%	0.55%	0.88%	0.72%	(2)	bps	(11)	bps	0.60%	0.94%	(34)	bps
Operating return on average assets from continuing operations(1)	0.64%	0.76%	0.57%	0.83%	0.72%	(12)		(8)		0.65%	0.94%	(29)
Pre-tax pre-provision return on average assets from continuing operations(1)	1.16%	0.83%	0.75%	0.98%	0.98%	33		18		0.91%	1.03%	(12)
Pre-tax pre-provision operating return on average assets from continuing operations(1)	1.20%	1.00%	0.77%	0.91%	0.98%	20		22		0.98%	1.04%	(6)
Return on average equity from continuing operations	4.98%	4.92%	4.49%	7.37%	6.01%	6		(102)		4.80%	7.77%	(297)
Operating return on average equity from continuing operations(1)	5.22%	5.93%	4.58%	6.94%	6.01%	(71)		(79)		5.24%	7.82%	(258)
Operating return on average tangible equity from continuing operations(1)	7.14%	8.08%	6.16%	9.36%	8.12%	(93)		(98)		7.11%	10.67%	(356)
Cost of funds	0.71%	0.53%	0.52%	0.56%	0.57%	18		14		0.59%	0.68%	(9)
Net interest margin	3.57%	3.33%	2.96%	3.00%	2.87%	24		70		3.29%	3.02%	27
Gross loans to deposits	101.06%	97.99%	89.11%	84.68%	82.46%	3	pts	19	pts	101.06%	82.46%	19	pts
Efficiency ratio from continuing operations	71.85%	75.01%	76.11%	68.16%	64.80%	(3)		706		74.11%	67.18%	693
Operating efficiency ratio from continuing operations(1)	70.92%	70.23%	75.65%	69.63%	64.80%	1		612		72.09%	66.92%	517

Per Share Data:
Earnings per share from continuing operations - Basic	$ 0.21	$ 0.20	$ 0.19	$ 0.31	$ 0.25	5.00%		(16.00)%		$ 0.60	$ 0.96	(37.50)%
Earnings per share from discontinued operations - Basic	-	-	-	-	(0.09)	-		(100.00)		$ -	$ 0.01	(100.00)
Earnings per share - Basic	$ 0.21	$ 0.20	$ 0.19	$ 0.31	$ 0.16	5.00		31.25		$ 0.60	$ 0.97	(38.14)
Operating earnings per share from continuing operations - Basic(1)	$ 0.22	$ 0.25	$ 0.19	$ 0.29	$ 0.25	-		-		$ 0.65	$ 0.96	-
Earnings per share from continuing operations - Diluted	$ 0.20	$ 0.20	$ 0.19	$ 0.31	$ 0.25	-		(20.00)		$ 0.59	$ 0.95	(37.89)
Earnings per share from discontinued operations - Diluted	-	-	-	-	(0.09)	-		(100.00)		-	0.01	(100.00)
Earnings per share - Diluted	$ 0.20	$ 0.20	$ 0.19	$ 0.31	$ 0.16	-		25.00		$ 0.59	$ 0.96	(38.54)
Operating earnings per share from continuing operations - Diluted(1)	$ 0.21	$ 0.24	$ 0.19	$ 0.29	$ 0.25	-		-		$ 0.65	$ 0.96	-
Book value per share	$ 15.89	$ 16.17	$ 16.42	$ 16.76	$ 16.63	(1.73)		(4.45)		$ 15.89	$ 16.63	(4.45)
Tangible book value per share(1)	$ 11.54	$ 11.77	$ 12.11	$ 12.43	$ 12.28	(1.95)		(6.03)		$ 11.54	$ 12.28	(6.03)
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.30	$ 0.30	-
Weighted average shares outstanding - Basic	24,576,887	24,562,753	24,503,945	24,476,569	24,474,104	0.06		0.42		24,548,129	24,425,416	0.50
Weighted average shares outstanding - Diluted	24,688,422	24,681,425	24,662,588	24,653,363	24,634,384	0.03		0.22		24,674,014	24,582,680	0.37
Shares outstanding at end of period	24,650,239	24,650,239	24,622,739	24,574,619	24,574,619	-%		0.31%		24,650,239	24,574,619	0.31%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	1.11%	0.61%	0.47%	0.44%	0.47%	49	bps	64	bps	1.11%	0.47%	64	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.17%	(0.07%)	(0.03%)	(0.00%)	0.34%	23		(17)		0.02%	(0.06%)	8
Allowance for credit losses to total loans	1.17%	1.15%	1.23%	1.24%	1.31%	2		(15)		1.17%	1.31%	(15)
Allowance for credit losses to total loans (excluding PPP loans)	1.17%	1.16%	1.24%	1.29%	1.40%	1		(23)		1.17%	1.40%	(23)

Capital Ratios:
Equity to assets	11.67%	12.32%	12.55%	12.10%	11.84%	(65)	bps	(16)	bps
Tangible common equity to tangible assets(1)	8.73%	9.27%	9.57%	9.26%	9.02%	(54)		(29)
Leverage ratio (2)	9.96%	10.31%	9.77%	9.41%	9.15%	(35)		81
Common equity tier 1 capital ratio (2)	11.29%	11.59%	12.64%	13.09%	13.85%	(30)		(256)
Tier 1 risk-based capital ratio (2)	11.65%	11.97%	13.06%	13.52%	14.31%	(32)		(266)
Total risk-based capital ratio (2)	15.77%	16.29%	17.66%	18.52%	19.60%	(52)		(383)

(1) See Reconciliation of Non-GAAP financial measures.
(2) September 30, 2022 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 3Q 2022 vs.

Condensed Consolidated Balance Sheets (unaudited)	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022	3Q 2021
Assets
Cash and cash equivalents	$ 97,738	$ 70,721	$ 298,230	$ 530,167	$ 650,746	38.20%	(84.98)%
Investment securities-available for sale	238,891	257,180	271,626	271,332	206,821	(7.11)	15.51
Investment securities-held to maturity	14,391	14,978	16,138	22,940	26,412	(3.92)	(45.51)
Loans held for sale	13,388	16,096	-	-	-	(16.82)	-
Loans receivable, net of deferred fees	2,737,086	2,628,797	2,393,669	2,339,986	2,314,584	4.12	18.25
Allowance for credit losses	(31,956)	(30,209)	(29,379)	(29,105)	(30,386)	5.78	5.17
Net loans	2,705,130	2,598,588	2,364,290	2,310,881	2,284,198	4.10	18.43
Stock in Federal Reserve Bank and Federal Home Loan Bank	16,689	12,940	11,927	15,521	15,521	28.97	7.53
Investments in mortgage affiliate - held for sale	-	-	-	-	10,050	-	(100.00)
Bank premises and equipment, net	25,534	26,113	29,872	30,410	30,686	(2.22)	(16.79)
Operating lease right-of-use assets	5,511	4,777	5,305	5,866	6,331	15.37	(12.95)
Goodwill and other intangible assets	108,147	108,524	106,075	106,416	106,757	(0.35)	1.30
Assets held for sale, net	3,127	3,127	-	-	-	-	-
Bank-owned life insurance	67,519	67,339	67,099	66,724	66,336	0.27	1.78
Other real estate owned	1,041	1,041	1,041	1,163	1,312	-	(20.66)
Deferred tax assets, net	17,892	14,658	12,380	9,571	13,571	22.06	31.84
Other assets	41,975	40,496	35,893	36,362	33,676	3.65	24.64
Total assets	$ 3,356,973	$ 3,236,578	$ 3,219,876	$ 3,407,353	$ 3,452,417	3.72%	(2.76)%

Liabilities and stockholders' equity
Demand deposits	$ 687,272	$ 653,181	$ 559,682	$ 530,282	$ 535,706	5.22%	28.29%
NOW accounts	637,786	677,237	730,235	849,738	921,667	(5.83)	(30.80)
Money market accounts	803,050	802,953	831,580	799,759	758,259	0.01	5.91
Savings accounts	217,220	220,211	225,291	222,862	216,470	(1.36)	0.35
Time deposits	362,992	329,223	339,456	360,575	374,965	10.26	(3.19)
Total deposits	2,708,320	2,682,805	2,686,244	2,763,216	2,807,067	0.95	(3.52)
Securities sold under agreements to repurchase - short term	9,886	10,020	11,231	9,962	13,348	(1.34)	(25.94)
Federal Home Loan Bank advances	125,000	25,000	-	100,000	100,000	NM	25.00
Subordinated debt and notes	95,241	95,170	95,099	95,028	95,442	0.07	(0.21)
Operating lease liabilities	6,044	5,299	5,897	6,498	7,000	14.06	(13.66)
Other liabilities	20,674	19,647	17,210	20,768	20,931	5.23	(1.23)
Total liabilities	2,965,165	2,837,941	2,815,681	2,995,472	3,043,788	4.48	(2.58)
Stockholders' equity	391,808	398,637	404,195	411,881	408,629	(1.71)	(4.12)
Total liabilities and stockholders' equity	$ 3,356,973	$ 3,236,578	$ 3,219,876	$ 3,407,353	$ 3,452,417	3.72%	(2.76)%

Tangible common equity(1)	$ 283,661	$ 290,113	$ 298,120	$ 305,465	$ 301,872	(2.22)%	(6.03)%

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 3Q 2022 vs.		For Nine Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022	3Q 2021	3Q 2022	3Q 2021	YTD
Interest and dividend income	$ 32,596	$ 28,258	$ 26,585	$ 28,503	$ 27,801	15.35%	17.25%	$ 87,439	$ 84,740	3.19%
Interest expense	5,146	3,652	3,731	4,262	4,594	40.91	12.02	12,529	14,778	(15.22)
Net interest income	27,450	24,606	22,854	24,241	23,207	11.56	18.28	74,910	69,962	7.07
Provision for (recovery of) credit losses	2,890	422	99	(1,299)	1,085	NM	166.36	3,411	(4,502)	(175.77)
Net interest income after provision for (recovery of) credit losses	24,560	24,184	22,755	25,540	22,122	1.55	11.02	71,499	74,464	(3.98)
Account maintenance and deposit service fees	1,525	1,442	1,351	1,420	1,509	5.76	1.06	4,318	4,759	(9.27)
Income from bank-owned life insurance	394	378	375	535	387	4.23	1.81	1,147	1,152	(0.43)
Gain on debt extinguishment	-	-	-	573	-	-	-	-	-	-
Gain (loss) on sale of mortgage loans	2,197	593	-	-	-	270.49	-	2,790	-	-
Other	1,504	217	364	359	455	NM	230.55	2,085	1,207	72.74
Noninterest income	5,620	2,630	2,090	2,887	2,351	113.69	139.05	10,340	7,118	45.27
Employee compensation and benefits	12,594	10,573	9,625	9,527	9,032	19.11	39.44	32,792	27,214	20.50
Occupancy and equipment expenses	2,857	2,546	2,557	2,487	2,523	12.22	13.24	7,960	7,189	10.72
Amortization of core deposit intangible	326	341	341	342	341	(4.40)	(4.40)	1,008	1,023	(1.47)
Virginia franchise tax expense	813	814	813	733	732	(0.12)	11.07	2,440	2,166	12.65
Data processing expense	1,528	1,293	1,197	934	1,003	18.17	52.34	4,311	2,818	52.98
Telecommunication and communication expense	342	366	382	439	415	(6.56)	(17.59)	1,090	1,351	(19.32)
Net (gain) loss on other real estate owned	-	-	(59)	70	-	-	-	(59)	17	NM
Loss on bank premises and equipment	64	620	-	-	-	(89.68)	-	684	-	-
Professional fees	1,261	827	1,387	1,238	874	52.48	44.28	3,182	3,099	2.68
Other expenses	3,976	3,050	2,744	2,722	1,640	30.36	142.44	9,770	6,901	41.57
Noninterest expense	23,761	20,430	18,987	18,492	16,560	16.30	43.48	63,178	51,778	22.02
Income from continuing operations before income taxes	6,419	6,384	5,858	9,935	7,913	0.55	(18.88)	18,661	29,804	(37.39)
Income tax expense	1,365	1,375	1,265	2,284	1,702	(0.73)	(19.80)	4,005	6,438	(37.79)
Income from continuing operations	5,054	5,009	4,593	7,651	6,211	0.90	(18.63)	14,656	23,366	(37.28)
Income (loss) from discontinued operations before income taxes	-	-	-	-	(2,899)	-	(100.00)	-	294	(100.00)
Income tax expense (benefit)	-	-	-	-	(627)	-	(100.00)	-	63	(100.00)
Income (loss) from discontinued operations	-	-	-	-	(2,272)	-	(100.00)	-	231	(100.00)
Net income	$ 5,054	$ 5,009	$ 4,593	$ 7,651	$ 3,939	0.90%	28.31%	$ 14,656	$ 23,597	(37.89)%

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 3Q 2022 vs.

Loan Portfolio Composition	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022	3Q 2021
Loans held for sale	$ 13,388	$ 16,096	$ -	$ -	$ -	-%	-%
Loans secured by real estate:
Commercial real estate - owner occupied	$ 437,636	433,840	406,285	389,109	421,940	0.87	3.72
Commercial real estate - non-owner occupied	573,732	600,436	615,682	590,523	631,423	(4.45)	(9.14)
Secured by farmland	8,852	9,305	8,896	10,003	10,721	(4.87)	(17.43)
Construction and land development	138,371	117,604	116,365	121,520	109,763	17.66	26.06
Residential 1-4 family	616,764	607,548	575,946	548,830	531,556	1.52	16.03
Multi-family residential	137,253	144,406	152,266	164,071	153,310	(4.95)	(10.47)
Home equity lines of credit	65,852	69,860	72,440	73,877	75,775	(5.74)	(13.10)
Total real estate loans	1,978,460	1,982,999	1,947,880	1,897,933	1,934,488	(0.23)	2.27

Commercial loans	470,934	448,582	336,961	303,697	203,243	4.98	131.71
Paycheck Protection Program loans	8,014	17,525	31,404	77,319	140,465	(54.27)	(94.29)
Consumer loans	279,678	179,691	77,424	61,037	36,388	55.64	NM
Loans receivable, net of deferred fees	$ 2,737,086	$ 2,628,797	$ 2,393,669	$ 2,339,986	$ 2,314,584	4.12%	18.25%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ -	$ -	-%	-%
Pass Grade 1 - Highest Quality	616	609	786	641	789	1.15	(21.93)
Pass Grade 2 - Good Quality	149,389	129,571	8,734	103,496	153,834	15.30	(2.89)
Pass Grade 3 - Satisfactory Quality	1,520,364	1,513,054	1,413,480	1,327,718	1,248,233	0.48	21.80
Pass Grade 4 - Pass	984,012	890,709	895,197	836,610	841,451	10.48	16.94
Pass Grade 5 - Special Mention	35,410	67,736	51,884	31,112	25,008	(47.72)	41.59
Grade 6 - Substandard	47,295	27,118	23,588	40,409	45,269	74.40	4.48
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,737,086	$ 2,628,797	$ 2,393,669	$ 2,339,986	$ 2,314,584	4.12%	18.25%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021
Allowance for Credit Losses:
Balance at beginning of period	$ (30,209)	$ (29,379)	$ (29,105)	$ (30,386)	$ (31,265)
(Provision for) / recovery of allowance for credit losses	(2,890)	(422)	(99)	1,299	(1,085)
Net charge-offs	1,143	(408)	(175)	(18)	1,964
Ending balance	$ (31,956)	$ (30,209)	$ (29,379)	$ (29,105)	$ (30,386)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,069)	$ (1,237)	$ (977)	$ (1,129)	$ (1,599)
(Expense for) / recovery of unfunded loan commitment reserve	(311)	168	(260)	152	470
Total Reserve for Unfunded Commitments	$ (1,380)	$ (1,069)	$ (1,237)	$ (977)	$ (1,129)

	As Of:					Variance - 3Q 2022 vs.

Non-Performing Assets:	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022	3Q 2021
Nonaccrual loans	$ 36,851	$ 19,635	$ 14,941	$ 15,029	$ 18,352	87.68%	100.80%
Accruing loans delinquent 90 days or more	1,855	1,512	1,817	283	-	22.69	-
Total non-performing loans	38,706	21,147	16,758	15,312	18,352	83.03	110.91
Other real estate owned	1,041	1,041	1,041	1,163	1,312	-	(20.66)
Total non-performing assets	$ 39,747	$ 22,188	$ 17,799	$ 16,475	$ 19,664	79.14	102.13
SBA guaranteed portion of non-performing loans	$ 2,573	$ 2,319	$ 2,651	$ 1,388	$ 3,361	10.95	(23.45)

Troubled debt restructuring	$ 3,170	$ 2,695	$ 3,103	$ 3,401	$ 3,710	17.63	(14.6)
Loans deferred under COVID-19 modifications	$ -	$ -	$ -	$ -	$ 6,985	-%	(100.00)%

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Nine Months Ended:		Variance

Average Balance Sheet	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2022		3Q 2021		3Q 2022	3Q 2021	YTD
Assets
Loans held for sale	$ 21,199	$ 6,936	$ -	$ -	$ -	205.64%		-%		$ 9,456	$ -	-%
Loans, net of deferred fees	2,669,605	2,509,978	2,360,782	2,317,260	2,291,945	6.36		16.48		2,514,587	2,351,410	6.94
Investment securities	269,780	287,722	302,431	258,265	229,906	(6.24)		17.34		286,525	213,128	34.44
Other earning assets	90,268	158,817	466,952	632,841	689,084	(43.16)		(86.90)		237,299	536,781	(55.79)
Total earning assets	3,050,852	2,963,453	3,130,165	3,208,366	3,210,935	2.95		(4.99)		3,047,867	3,101,319	(1.72)
Investment in STM - Held for sale	—	—	-	9,941	12,621	-		(100.00)		—	12,659	(100.00)
Other assets	234,355	228,893	226,320	229,718	230,116	2.39		1.84		229,885	228,361	0.67
Total assets	$ 3,285,207	$ 3,192,346	$ 3,356,485	$ 3,448,025	$ 3,453,672	2.91%		(4.88)%		$ 3,277,752	$ 3,342,339	(1.93)%

Liabilities and stockholders' equity
Demand deposits	$ 665,020	$ 596,714	$ 545,530	$ 547,504	$ 547,500	11.45%		21.46%		$ 602,872	$ 514,318	17.22%
Interest-bearing liabilities:
NOW and other demand accounts	660,387	695,481	817,430	878,652	920,203	(5.05)		(28.23)		723,857	854,360	(15.27)
Money market accounts	803,860	810,781	809,460	784,942	744,280	(0.85)		8.01		808,013	706,215	14.41
Savings accounts	219,167	222,274	224,716	219,823	213,859	(1.40)		2.48		222,032	204,286	8.69
Time deposits	343,986	329,198	350,368	368,603	380,233	4.49		(9.53)		341,160	418,161	(18.41)
Total Deposits	2,692,420	2,654,448	2,747,504	2,799,524	2,806,075	1.43		(4.05)		2,697,934	2,697,340	0.02
Borrowings	166,621	107,784	171,293	209,215	208,689	54.59		(20.16)		148,549	219,947	(32.46)
Total Funding	2,859,041	2,762,232	2,918,797	3,008,739	3,014,764	3.50		(5.17)		2,846,483	2,917,287	(2.43)
Other Liabilities	23,832	22,095	23,057	27,407	28,699	7.86		(16.96)		22,985	22,947	0.17
Stockholders' equity	402,334	408,019	414,631	411,879	410,209	(1.39)		(1.92)		408,284	402,105	1.54
Total liabilities and stockholders' equity	$ 3,285,207	$ 3,192,346	$ 3,356,485	$ 3,448,025	$ 3,453,672	2.91%		(4.88)%		$ 3,277,752	$ 3,342,339	(1.93)%

Memo: Average PPP loans	$ 11,868	$ 23,950	$ 51,491	$ 102,078	$ 191,504	(50.45)%		(93.80)%		$ 28,958	$ 272,371	(89.37)%

Net Interest Income
Loans held for sale	$ 263	$ 93	$ -	$ -	$ -	182.80%		-%		$ 356	$ -	-%
Loans	30,260	26,272	24,749	26,701	26,181	15.18		15.58		81,281	80,320	1.20
Investment securities	1,518	1,445	1,430	1,242	1,083	5.05		40.17		4,393	3,198	37.37
Other earning assets	555	448	406	560	537	23.88		3.35		1,409	1,222	15.30
Total Earning Assets	32,596	28,258	26,585	28,503	27,801	15.35		17.25		87,439	84,740	3.19

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	536	556	666	832	1,062	(3.60)		(49.53)		1,758	3,178	(44.68)
Money market accounts	1,667	938	859	952	1,056	77.72		57.86		3,464	3,294	5.16
Savings accounts	141	142	149	154	165	(0.70)		(14.55)		432	464	(6.90)
Time deposits	943	674	700	809	877	39.91		7.53		2,317	3,429	(32.43)
Total Deposit Costs	3,287	2,310	2,374	2,747	3,160	42.29		4.02		7,971	10,365	(23.10)

Borrowings	1,859	1,342	1,357	1,515	1,434	38.52		29.64		4,558	4,413	3.29
Total Funding Costs	5,146	3,652	3,731	4,262	4,594	40.91		12.02		12,529	14,778	(15.22)

Net Interest Income	$ 27,450	$ 24,606	$ 22,854	$ 24,241	$ 23,207	11.56%		18.28%		$ 74,910	$ 69,962	7.07%

Memo: SBA PPP loan interest and fee income	$ 28	$ 59	$ 435	$ 2,503	$ 3,146	(52.54)%		(99.11)%		$ 519	$ 11,483	(95.48)%
Memo: SBA PPP loan funding costs	$ 10	$ 21	$ 44	$ 90	$ 169	(52.38)%		(94.08)%		$ 76	$ 713	(89.34)%

Net Interest Margin
Loans held for sale	4.92%	5.38%	0.00%	0.00%	0.00%	(46)	bps	492	bps	5.03%	0.00%	503	bps
Loans	4.50%	4.20%	4.25%	4.57%	4.53%	30		(3)		4.32%	4.57%	(25)
Investments	2.23%	2.01%	1.92%	1.91%	1.87%	22		36		2.05%	2.01%	4
Other Earning Assets	2.44%	1.13%	0.35%	0.35%	0.31%	131		213		0.79%	0.30%	49
Total Earning Assets	4.24%	3.82%	3.44%	3.52%	3.44%	42		80		3.84%	3.65%	19

NOW	0.32%	0.32%	0.33%	0.38%	0.46%	-		(14)		0.32%	0.50%	(18)
MMDA	0.82%	0.46%	0.43%	0.48%	0.56%	36		26		0.57%	0.62%	(5)
Savings	0.26%	0.26%	0.27%	0.28%	0.31%	-		(5)		0.26%	0.30%	(4)
CDs	1.09%	0.82%	0.81%	0.87%	0.92%	27		17		0.91%	1.10%	(19)
Cost of Interest Bearing Deposits	0.64%	0.45%	0.44%	0.48%	0.56%	19		8		0.51%	0.63%	(12)
Cost of Deposits	0.48%	0.35%	0.35%	0.39%	0.45%	13		3		0.40%	0.51%	(11)
												-
Other Funding	4.43%	4.99%	3.22%	2.87%	2.73%	(56)		170		4.10%	2.68%	142
Total Cost of Funds	0.71%	0.53%	0.52%	0.56%	0.60%	18		11		0.59%	0.68%	(9)

Net Interest Margin	3.57%	3.33%	2.96%	3.00%	2.87%	24		70		3.29%	3.02%	27
Net Interest Spread	3.31%	3.15%	2.81%	2.96%	2.70%	16		61		3.09%	2.83%	26

Memo: Excluding SBA PPP loans
Loans	4.51%	4.23%	4.27%	4.33%	4.35%	28	bps	16	bps	4.34%	4.43%	(8)	bps
Total Earning Assets	4.25%	3.85%	3.44%	3.32%	3.24%	40		101		3.85%	3.46%	39
Net Interest Margin*	3.58%	3.35%	2.96%	2.79%	2.66%	23		92		3.30%	2.80%	50

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Nine Months Ended:

Reconciliation of Non-GAAP items:	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2021	3Q 2022	3Q 2021
Net income from continuing operations	$ 5,054	$ 5,009	$ 4,593	$ 7,651	$ 6,211	$ 14,656	$ 23,366
Non-GAAP adjustments to Net Income from continuing operations:
Management Restructure / Recruiting	-	-	-	-	-	-	200
Branch Closures/ Consolidations	308	901	-	-	-	1,209	-
Merger expenses	-	401	115	-	-	516	-
(Gain) on debt extinguishment	-	-	-	(573)	-	-	-
Income tax effect	(67)	(281)	(25)	124	-	(373)	(43)
Net income from continuing operations adjusted for nonrecurring income and expenses	$ 5,295	$ 6,030	$ 4,683	$ 7,202	$ 6,211	$ 16,008	$ 23,523

Net income from continuing operations	$ 5,054	$ 5,009	$ 4,593	$ 7,651	$ 6,211	$ 14,656	$ 23,366
Income tax expense	1,365	1,375	1,265	2,284	1,702	4,005	6,438
Provision for credit losses (incl. unfunded commitment expense)	3,201	254	359	(1,451)	615	3,722	(4,112)
Pre-tax pre-provision earnings from continuing operations	$ 9,620	$ 6,638	$ 6,217	$ 8,484	$ 8,528	$ 22,383	$ 25,692
Effect of adjustment for nonrecurring income and expenses	308	1,302	115	(573)	-	1,725	200
Pre-tax pre-provision operating earnings from continuing operations	$ 9,928	$ 7,940	$ 6,332	$ 7,911	$ 8,528	$ 24,108	$ 25,892

Return on average assets from continuing operations	0.61%	0.63%	0.55%	0.88%	0.72%	0.60%	0.94%
Effect of adjustment for nonrecurring income and expenses	0.03%	0.13%	0.01%	(0.05%)	0.00%	0.06%	0.01%
Operating return on average assets from continuing operations	0.64%	0.76%	0.57%	0.83%	0.72%	0.65%	0.94%

Return on average assets from continuing operations	0.61%	0.63%	0.55%	0.88%	0.72%	0.60%	0.94%
Effect of tax expense	0.16%	0.17%	0.15%	0.26%	0.20%	0.16%	0.26%
Effect of provision for credit losses	0.39%	0.03%	0.04%	(0.17%)	0.07%	0.15%	(0.17%)
Pre-tax pre-provision return on average assets from continuing operations	1.16%	0.83%	0.75%	0.98%	0.98%	0.91%	1.03%
Effect of adjustment for nonrecurring income and expenses	0.04%	0.16%	0.01%	(0.07%)	0.00%	0.07%	0.01%
Pre-tax pre-provision operating return on average assets from continuing operations	1.20%	1.00%	0.77%	0.91%	0.98%	0.98%	1.04%

Return on average equity from continuing operations	4.98%	4.92%	4.49%	7.37%	6.01%	4.80%	7.77%
Effect of adjustment for nonrecurring income and expenses	0.24%	1.00%	0.09%	(0.43%)	0.00%	0.44%	0.05%
Operating return on average equity from continuing operations	5.22%	5.93%	4.58%	6.94%	6.01%	5.24%	7.82%
Effect of goodwill and other intangible assets	1.92%	2.15%	1.58%	2.42%	2.12%	1.87%	2.85%
Operating return on average tangible equity from continuing operations	7.14%	8.08%	6.16%	9.36%	8.12%	7.11%	10.67%

Efficiency ratio from continuing operations	71.85%	75.01%	76.11%	68.16%	64.80%	74.11%	67.18%
Effect of adjustment for nonrecurring income and expenses	(0.93%)	(4.78%)	(0.46%)	1.47%	0.00%	(2.02%)	(0.26%)
Operating efficiency ratio from continuing operations	70.92%	70.23%	75.65%	69.63%	64.80%	72.09%	66.92%

Earnings per share from continuing operations - Basic	$ 0.21	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.60	$ 0.96
Effect of adjustment for nonrecurring income and expenses	0.01	0.05	0.00	(0.02)	0.00	0.05	0.00
Operating earnings per share from continuing operations - Basic	$ 0.22	$ 0.25	$ 0.19	$ 0.29	$ 0.25	$ 0.65	$ 0.96

Earnings per share from continuing operations - Diluted	$ 0.20	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.59	$ 0.95
Effect of adjustment for nonrecurring income and expenses	0.01	0.04	(0.00)	(0.02)	0.00	0.06	0.01
Operating earnings per share from continuing operations - Diluted	$ 0.21	$ 0.24	$ 0.19	$ 0.29	$ 0.25	$ 0.65	$ 0.96

Book value per share	$ 15.89	$ 16.17	$ 16.42	$ 16.76	$ 16.63	$ 15.89	$ 16.63
Effect of goodwill and other intangible assets	(4.39)	(4.40)	(4.31)	(4.34)	(4.35)	(4.39)	(4.34)
Tangible book value per share	$ 11.54	$ 11.77	$ 12.11	$ 12.43	$ 12.28	$ 11.54	$ 12.28

Stockholders' equity	$ 391,808	$ 398,637	$ 404,195	$ 411,881	$ 408,629	$ 391,808	$ 408,629
Less goodwill and other intangible assets	(108,147)	(108,524)	(106,075)	(106,416)	(106,757)	(108,147)	(106,757)
Tangible common equity	$ 283,661	$ 290,113	$ 298,120	$ 305,465	$ 301,872	$ 283,661	$ 301,872

Equity to assets	11.67%	12.32%	12.55%	12.10%	11.84%	11.67%	11.84%
Effect of goodwill and other intangible assets	(2.94%)	(3.04%)	(2.98%)	(2.84%)	(2.81%)	(2.94%)	(2.81%)
Tangible common equity to tangible assets	8.73%	9.27%	9.57%	9.26%	9.02%	8.73%	9.02%

Net interest margin	3.57%	3.33%	2.96%	3.00%	2.87%	3.29%	3.02%
Effect of adjustment for PPP associated balances*	0.01%	0.02%	(0.00%)	(0.21%)	(0.21%)	0.01%	(0.22%)
Net interest margin excluding PPP	3.58%	3.35%	2.96%	2.79%	2.66%	3.30%	2.80%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods